SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 6, 2012

Date of Earliest Event Reported: February 12, 2012

C2E ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

ODYSSEY OIL & ENERGY, INC.

(Former Name of Registrant)

Florida

(State of Organization)

65-1139235

(I.R.S. Employer Identification No.)

Commission File Number 333-106299

Design Quarter, Nicol Grove office Park

Leslie Road, Fourways 2044

South Africa

Address of Principal Executive Offices

Registrants Telephone Number (including area code):+27(11)513-1446

C2E ENERGY, INC.

Report on Form 8-K

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 2, 2012. C2E Energy, Inc. (the “Company”) entered into an agreement to acquire a 60% (sixty percent) interest in Xie He Holdings Ltd. Xie He Holdings Ltd is a Hong Kong registered company and has acquired the exclusive rights to proprietary superantigen technology. This technology is used in cancer and HIV treatment. In terms of the acquisitions the Registrant, has issued 50,000,000 (fifty million) shares of common restricted stock.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 22, 2011. C2E Energy, Inc. (the “Company”) entered into an agreement to acquire a 100% (one hundred percent) interest in both Yorkshire Energy Holding and Yorkshire Trading. In terms of the acquisitions the Registrant, issued 100,000,000 (one hundred million) shares of common restricted stock. On February 12, 2012 all parties to the acquisition mutually agreed to cancel the acquisition. The acquisition was cancelled and all stock was returned to the Registrant for cancellation.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As a result of the agreement as described in Item 1.01 above, the C2E Energy, Inc has acquired a 60% (sixty percent) interest in Xie He Holdings Ltd and has issued 50,000,000 (fifty million) shares of common restricted stock for the acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) EXHIBITS

Exhibit No.	Exhibits

1.1	Cancellation Agreement Yorkshire Energy Holding and Yorkshire Trading,
1.2	Agreement Xie He Holdings Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2E Energy, Inc.

August 6, 2012

	By:	/s/ Johannes Roux
Johannes Roux
Principal Executive Officer,
President and Director